EXHIBIT 99.1

NEWS RELEASE	NEWS RELEASE	NEWS RELEASE	NEWS RELEASE

American Express Releases 2026 Dodd-Frank Act Stress Test Results
New York, June 25, 2026 — American Express Company (NYSE: AXP) today announced the release of the results of its company-run 2026 Dodd-Frank Act Stress Test (DFAST).
American Express will continue to be subject to its current Stress Capital Buffer (SCB) requirement of 2.5 percent, the minimum SCB requirement under the applicable regulations, through September 30, 2027. The decision is consistent with the Federal Reserve's February 4, 2026, announcement that it will maintain existing SCB requirements until 2027, absent supervisory action.
"Our stress test results reflect the continued strength of our balance sheet and our differentiated business model," said Christophe Le Caillec, Chief Financial Officer at American Express. "Consistent with our disciplined capital management framework, we will continue to invest in long-term growth opportunities, while maintaining strong capital levels and returning capital to shareholders."
As previously announced, American Express increased its quarterly dividend on common shares by 16 percent to $0.95 per share beginning with the first-quarter 2026 dividend declaration. The company has returned $8.7 billion of capital to its shareholders via share repurchases and common share dividends during the 12 months ended March 31, 2026.
The company-run DFAST results are available on the company’s Investor Relations website at ir.americanexpress.com.
The stress test results disclosed by the company are based on hypothetical scenarios prescribed by the Federal Reserve and other assumptions required under the DFAST rules. The results are not forecasts or predictions of future economic conditions or company performance. The company’s DFAST results may differ from those calculated and published by the Federal Reserve Board due to differences in models, methodologies, assumptions, and applicable capital and accounting rules.
ABOUT AMERICAN EXPRESS
American Express (NYSE: AXP) is a global payments and premium lifestyle brand powered by technology. Our colleagues around the world back our customers with differentiated products, services, and experiences that enrich lives and build business success.

Founded in 1850 and headquartered in New York, American Express’ brand is built on trust, security, service, and a rich history of delivering innovation and Membership value for our customers. We seek to provide the world’s best customer experience every day to a broad range of consumers, small and medium-sized businesses, and large corporations, and we build and manage relationships with millions of merchants across our global network.
For more information about American Express, visit americanexpress.com, americanexpress.com/en-us/newsroom/, and ir.americanexpress.com.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s expected business and financial performance and are subject to risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 and the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update or revise any forward-looking statements.
Media:
Amanda Miller, Amanda.C.Miller@aexp.com, +1.408.219.0563
Deniz Yigin, Deniz.Yigin@aexp.com, +1.332.999.0836
Investors/Analysts:
Kartik Ramachandran, Kartik.Ramachandran@aexp.com, +1.212.640.5574
Amanda Blumstein, Amanda.Blumstein@aexp.com, +1.212.640.5574
Source: American Express Company
Location: Global